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                                                                    EXHIBIT 10.3

                                  MEDEX, INC.

                        NON-EMPLOYEE DIRECTOR RESTRICTED

                              STOCK OPTION PLAN II



1.   Purpose

     The Medex, Inc. Non-Employee Director Restricted Stock Option Plan II (the "Plan") is intended to strengthen the ability of Medex, Inc. (the "Company") to attract and retain the services of knowledgeable and experienced persons who, through their efforts and expertise, can make a significant contribution to the success of the Company's business by serving as members of the Company's Board of Directors and to provide additional incentive for such non-employee directors to continue to work for the best interests of the Company and its stockholders through continuing ownership of its Common Stock, $.01 par value ("Common Stock"). Accordingly, the Company will grant to each non-employee director (the "Optionee") an option (the "Option") to purchase shares of Common Stock of the Company on the terms and conditions hereinafter established.

2.   Administration of the Plan

     The Plan shall be administered by a committee composed of employee members(s) of the Board of Directors of the Company (the "Committee"). The interpretation and construction by the Committee of any provisions of the Plan or of any agreement or other matters related to the Plan shall be final. The Committee may from time to time adopt such rules and regulations for carrying out the Plan as it may deem advisable. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan.

3.   Stock Subject to the Plan

     The shares to be issued under the Plan shall be made available either from authorized but unissued shares of Common Stock of the Company or from shares of Common Stock reacquired by the Company, including shares purchase in the open market.

     Shares issued under the Plan shall be subject to the terms, conditions and restrictions specified in the Plan.

     Subject to the provisions of the succeeding paragraphs of this Section 3, the aggregate number of shares which may be issued under the Plan shall not exceed 120,000 shares.
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     If prior to May 25, 1999, Options issued under the Plan shall be reacquired by the Company pursuant to the provisions hereof, such Options shall again become available for issuance under the Plan.

     In the event that the number of outstanding shares of Common Stock of the Company shall be changed by reason of split-ups, combinations of shares, recapitalization or stock dividends, the number of shares which may thereafter be available under the Plan, the number of options held and the option exercise price shall be appropriately adjusted as determined by the Committee so as to reflect any such change.

4.   Eligibility and Grant of Options

     A. An Option to purchase 15,000 shares of the Company's Common stock shall automatically be granted under the Plan to each serving non-employee director of the Company on the date of the approval of this Plan by the Board of Directors subject to the restrictions on exercise set out in Section Seven hereof.

     B. Further, any new non-employee director who is first elected (elected for the first time) a director of the Company following the adoption of this Plan by the Board of Directors shall automatically upon election be granted Options to purchase that number of shares which is determined by multiplying three thousand
(3000) by a number determined by subtracting the year in which the director is elected from the year 1994. Theses Options shall also be subject to the restrictions on exercise contained in Section Seven hereof.

     C. No non-employee director to whom an Option has been granted or will be granted shall be eligible to receive additional Option under this Plan.

     D. The exercise price for Option granted under this Plan shall be the fair market value of the stock at the time such Option is granted, which shall be the date this Plan is approved by the Board of Directors or as to a new non-employee director, the date of election to the Board of Directors. The fair market value shall be determined by the "last transaction" price (or price of the stock on the last trade) at which shares of the Company's stock are listed in the "NASDAQ National Market System" quotation of the over the counter market at the close of business at the date of granting the option, or if no quotation is made on that date, on the next such quotation is made.

5.   Non-Transferability of Options

     The term of the Option shall be for a period of ten years from the date of issuance. The right of the Optionee to purchase Common Stock through the exercise of the Option, wholly or in part, shall be available to the Optionee at any time during the term of the
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Option subject to restrictions on exercise in Section Seven hereof.

     The Option shall be exercisable by the Optionee only while serving as a director of the Company or upon his death or cessation of service as a director of the Company. If the Optionee shall die while serving as a director of the Company, his executor, personal representative or beneficiary shall have the right to exercise the Option at any time within twelve (12) months from the date of death in respect of the total number of shares as to which he would be entitled to exercise at the date of his death, that is, those shares free of all restrictions on exercise imposed by Section Seven hereof.

     If the Optionee shall cease to serve as a director of the Company before the Option shall have terminated, the Optionee may exercise the Option within ninety (90) days after the date on which he ceases to serve as a director of the Company, as to those shares which at the close of business on the date of cessation of service as a director are free of all restrictions on exercise imposed by Section 7 hereof.

     No Option under the Plan shall be sold, assigned, pledged, encumbered or otherwise transferred by the Optionee.

6.   Exercise of Option

     An Optionee electing to exercise an Option under the Plan shall give written notice to the Company of such election and of the number of shares the Optionee has elated to acquire. Until the Optionee has been issued a certificate or certificates for the shares so acquired, the Optionee shall possess no stockholder rights with respect to any such shares.

7. Restrictions on the Exercise of the Options and Sale of Shares Issued for Such Options

     No Option granted pursuant to this Plan shall be exercised prior to the approval of this Plan by the shareholders of the Company at the next annual meeting.

     Options granted pursuant to Section 4(A) and Section 4(B) hereof shall not be exercised by the Optionee while serving as a non-employee director except as provide in the following paragraph.

     The restrictions against exercise shall lapse cumulatively to the extent of three thousand shares per year, starting on the date of approval of this Plan by the shareholders of this Company, and thereafter on each anniversary of the date of grant.

     Upon the occurrence of the earlier of the death of the Optionee or the Optionee's cessation of service as a director of the Company, Options as to which the restrictions on exercise shall
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not  have lapsed under the Plan, shall immediately lapse and revert to the
Plan.

     Notwithstanding any of the foregoing restrictions, any free or restricted Options acquired under the Plan may at any time be pledged or otherwise hypothecated to secure borrowings by the Optionee to obtain the acquisition price to be paid by the Optionee for such shares; provided, however, that the amount of such borrowing may not exceed the acquisition price of such shares.

     No shares shall be issued upon exercise of Options granted under the Plan prior to the effective date of an S-8 Registration of the shares with the Securities and Exchange Commission, which the Company undertakes to do, or in violation of the requirements of Rule 16(B)(3) of the Securities and Exchange Act of 1934.

     Any questions as to whether and when there has been a cessation of service as a director shall be determined by the Committee and its determination of such questions shall be final.

8.   Acceleration of Exercisability on Change in Control

     Upon a Change in Control of the Company, all options theretofore granted and not previously exercisable shall become fully exercisable to the same extent and in the same manner as if they had become exercisable by passage of time in accordance with the provisions of the Plan relating to periods of exercisability.

     For purposes of the Plan, a "Change in Control" of the Company shall mean a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended ("Exchange Act"); provided that, without limitation, such a change in control shall be deemed to have occurred if: (A) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange
Act) is or becomes the "beneficial owner" (ad defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing 20% or more of the combined voting power of the Company's then outstanding stock; (B) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board cease for any reason to constitute a majority thereof, unless the election, or the nomination for election by the Company's shareholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period; or (C) the business of the Company for which the Optionee's services are principally performed is disposed of by the Corporations pursuant to a partial or complete liquidation of the Company, a sale of assets of the Corporation, or otherwise.

     A Change in Control shall also be deemed to occur if the Company enters into an agreement, the consummation of which would result in the occurrence of a Change in Control of the Company, or
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any person (other than the Company) publicly announces an intention to take or to consider taking actions which if consummated would constitute a Change in Control of the Company.

9.   Payment

     The option exercise price shall be payable upon the exercise of the Option and shall be payable in cash, by check or shares of Medex Common Stock of the Company. If shares of Common Stock are tendered as payment of the option exercise price, the value of such shares shall be their fair market value as of the date of exercise as determined in section 4(D) hereof. If such tender would result in the issuance of fractional shares of Common Stock, the Company shall instead return the difference in cash or by check to the Optionee.

10.  Notice of Election Under Section 83(b)

     Each Optionee making an election under Section 83(b) of the Internal Revenue Code of 1954, as amended, and the Regulations and Rulings promulgated thereunder will provide a copy thereof to the Company within 30 days of the filing of such election with the Internal Revenue Service.

11.  Amendments to the Plan

     The Board of Directors of the Company may at any time terminate or from time to time modify or suspend the Plan, provided that no such termination or modification without the approval of the stockholders of the Company shall:

         (a) increase the maximum number of shares which may be issued under the Plan in the aggregate or the number of shares which may be issued to each non-employee director (except as permitted by the last two paragraphs of Section 3);

         (b) amend the option exercise price (except as permitted by the last paragraph of Section 3); or reduce the vesting period;

         (c) extend the period during which Options may be exercised or granted under the Plan; or

         (d) effect the rights of Optionee as to Options already granted.

12.  Successor and Assigns

     The provisions of the Plan shall be binding upon all successors and assigns of an Optionee acquiring shares under the Plan, including, without limitation, the estate of any such Optionee and the executions, administrators or trustees of such estate, and any receiver, trustee in bankruptcy or representative of the creditors of any such Optionee.
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13.  Termination Date of the Plan

     The Plan shall terminate on May 25, 1999; provided, however, that Options granted on or before such date shall remain exercisable, in accordance with their respective terms, after the termination of the Plan; and provided, further, that it shall terminate as of the date of the next annual shareholders' meeting of the Company if it is not approved by a majority of the shares present and eligible to vote at that meeting.